                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       CITIGROUP INC.                                          CITIGROUP FUNDING INC.
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DELAWARE                                                    DELAWARE
                  (STATE OF INCORPORATION                                      (STATE OF INCORPORATION
                      OR ORGANIZATION)                                            OR ORGANIZATION)

                         52-1568099                                                  42-1658283
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                        (I.R.S. EMPLOYER IDENTIFICATION NO.)


                                 399 Park Avenue
                            New York, New York 10043
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

If this form relates to the registration of a                      If this form relates to the registration of a
class of securities pursuant to Section 12(b)                      class of securities pursuant to Section 12(g)
of the Exchange Act and is effective                               of the Exchange Act and is effective
pursuant to General Instruction A.(c), please                      pursuant to General Instruction A.(d), please
check the following box.  [X]                                      check the following box.  [ ]


Securities Act registration statement file numbers to which this form relates:
333-122925; 333-122925-01
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

                    TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                    TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
                    -------------------                                   ------------------------------
Equity LinKed Securities (ELKS(R)) Based Upon the Common                      American Stock Exchange
Stock of Texas Instruments Inc. Due 2007

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

     For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 9 through 17 of Citigroup Funding Inc.'s Prospectus dated May 3, 2005 (Registration Nos. 333-122925; 333-122925-01), as supplemented by the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages S-2 through S-8, S-10 through S-13 and S-14 through S-22, respectively, of the Registrants' related preliminary Prospectus Supplement, Subject to Completion, dated January 18, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the ELKS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS.

     99 (A). Prospectus dated May 3, 2005, incorporated by reference to the Registrants' filing under Rule 424(b)(5) dated May 24, 2005.

     99 (B). Preliminary Prospectus Supplement describing the Equity LinKed Securities (ELKS(R)) Based Upon the Common Stock of Texas Instruments Inc. Due 2007, Subject to Completion, dated January 18, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated January 18, 2006.

     99 (C). Form of Note.

     99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 of the Registrants filed on May 2, 2005 (Registration Nos. 333-122925; 333-122925-01) (the "Registration Statement").

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


                               Citigroup Inc.
                                   (REGISTRANT)



                               By: /s/ Charles E. Wainhouse
                                   ---------------------------------------------
                                   Name:  Charles E. Wainhouse
                                   Title: Assistant Treasurer



                               Citigroup Funding Inc.
                                   (REGISTRANT)


                               By: /s/ Geoffrey S. Richards
                                   ---------------------------------------------
                                   Name:  Geoffrey S. Richards
                                   Title: Vice President and Assistant Treasurer




Date: February 21, 2006

                                INDEX TO EXHIBITS

Exhibit No.                                 Exhibit
-----------                                 -------
99                (A). Prospectus dated May 3, 2005, incorporated by
                  reference to the Registrants' filing under
                  Rule 424(b)(5) dated May 24, 2005.

99 (B).           Preliminary Prospectus Supplement describing the Equity LinKed
                  Securities (ELKS(R)) Based Upon the Common Stock of Texas
                  Instruments Inc. Due 2007, Subject to Completion, dated January
                  18, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated January 18, 2006.

99 (C).           Form of Note.

99 (D).           Senior Debt Indenture among the Registrants and The Bank of New
                  York, dated as of June 1, 2005, incorporated by reference to
                  Exhibit 4(a) of the Registration Statement.





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